CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) of

i.

our report dated October 14, 2019, relating to the financial statements and financial highlights, which appears in Invesco Oppenheimer Rochester® California Municipal Fund’s Annual Report on Form N-CSR for the year ended July 31, 2019.

ii.

our report dated April 29, 2019, relating to the financial statements and financial highlights, which appears in Invesco New York Tax Free Income Fund’s Annual Report on Form N-CSR for the year ended February 28, 2019.

iii.

our report dated November 27, 2019, relating to the financial statements and financial highlights, which appears in Invesco Oppenheimer Intermediate Term Municipal Fund’s Annual Report on Form N-CSR for the year ended September 30, 2019.

iv.

our report dated April 29, 2019, relating to the financial statements and financial highlights, which appears in Invesco Intermediate Term Municipal Fund’s Annual Report on Form N-CSR for the year ended February 28, 2019.

v.

our report dated October 14, 2019, relating to the financial statements and financial highlights, which appears in Invesco Oppenheimer Rochester Pennsylvania® Municipal Fund’s Annual Report on Form N-CSR for the year ended July 31, 2019.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

January 24, 2020